ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2022



1 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
2 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
3 99% owned by EFR Recovery Corp., 1% owned by EFHC
4 19.1% (13,735,186 shares) owned by EFI*
5 14.8% (9,439,857 shares) owned by EFI*
*Percentages as of December 31, 2021
Energy Fuels Inc. (Ontario)
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Canada)
100%
Uranium Power Corp. (British Columbia)
19.1%
Consolidated Uranium Inc. (British Columbia)4
14.8%
Virginia Energy Resources Inc. (British Columbia)5
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company, Inc. (Wyoming)
100%
Roca Honda Resources LLC (Delaware)
77%
20%
3%
Energy Fuels Holdings Corp. (Delaware)
100%
IUC Reno Creek LLC (Colorado)
EFR Properties LLC (Colorado)
EFR White Mesa LLC (Colorado)
EFR Utah, Inc. (Utah)
EFR Henry Mountains LLC (Colorado)
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)
EFR Services LLC (Colorado)
San Juan County Clean Energy Foundation LLC (Utah)
Uranerz Energy Corp. (Nevada)
81%
Arkose Mining Venture 2
EFR Arizona Strip LLC (Colorado)
100%
Wate Mining Company LLC (Arizona)
EFR White Canyon Corp. (Delaware)
100%
Leoncito Project, LLC (Texas)
100%
Leoncito Restoration LLC (Texas)
100%
Leoncito Plant, LLC (Texas)
100%
EFR Alta Mesa LLC (Texas)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR Colorado Plateau LLC (Colorado)
100%
Arizona Strip Partners LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware) 1
EFR Recovery Corp. (Delaware)
99%
EFR Recovery LLC (Colorado) 3